Auditors’ letter regarding change in auditor

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re: Companhia Siderurgica Nacional

File No. 001-14732

Dear Sir or Madam:

We have read Item 16F of Form 20-F of Companhia Siderrugica Nacional dated April 30, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours.

/s/ Grant Thornton Auditores Independentes Ltda.

São Paulo, Brazil

April 30, 2026